Exhibit 4.3

TESLA MOTORS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of January 20, 2010, by and between Tesla Motors, Inc., a Delaware corporation (the “Company”) and the United States Department of Energy (“DOE”).

RECITALS

A. The Company and the DOE have entered into a Loan Arrangement and Reimbursement Agreement (the “Arrangement Agreement”) of even date herewith pursuant to which the Company shall issue the DOE a warrant to purchase up to 9,255,035 shares of Series E Preferred Stock (the “Warrant”).

B. A condition to the DOE’s obligations under the Arrangement Agreement is that the Company enter into this Agreement to grant the DOE certain rights to register shares of the Company’s Common Stock issuable upon conversion of Series E Preferred Stock issuable upon exercise of the Warrant.

C. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Arrangement Agreement.

AGREEMENT

1. Registration Rights. The Company and the DOE covenant and agree as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “Holder” means any person owning or having the rights to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 of this Agreement;

(b) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(c) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock issued or issuable upon exercise of the Warrant (such shares of Common Stock issuable upon exercise and/or conversion of the Warrant, the “Warrant Shares”), and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that a given Warrant Share shall not be a Registrable Security hereunder until such time as a given share of Series E Preferred Stock (or the underlying share(s) of Common Stock if the Series E Preferred Stock has converted into Common Stock) become exercisable pursuant to the terms of the Warrant; and provided further, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

(d) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(e) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits incorporation by reference of the Company’s subsequent public filings under the Securities Exchange Act of 1934, as amended; and

(f) The term “SEC” means the Securities and Exchange Commission.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) the occurrence of an Event of Default under the Loan Documents (and all or any portion of the Warrant has vested) and (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holder that the Company file a registration statement under the Securities Act covering the resale of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration of the resale under the Securities Act of all Registrable Securities which the Holder has requested to be registered.

(b) If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1.2. The underwriter will be selected by the Company and shall be reasonably acceptable to the Holder. In such event, the right of the Holder to include its Registrable Securities in such registration shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of the Holder’s Registrable Securities in the underwriting to the extent provided herein. Subject to Section 1.6(e), the Holder and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided, however, that if the Holder does not enter into such underwriting agreement and the Holder’s shares are unable to be included in such offering, such exclusion shall not be deemed to be a breach of the Company’s obligations under this Section 1.2. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all holders of securities requesting registration thereof, including the Holder, as follows: (i) first, to include Registrable Securities requested to be registered by the Holder; (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company; and (iii) third, to other holders of the Company’s securities requesting inclusion in such registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) business days after receipt of the request of the Holder; provided, however, that the Company may not utilize this right more than once in any twenty-four (24) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such sixty (60) business day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) If the Holder proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) business days after mailing of such notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of Section 1.9, cause to be registered under the Securities Act all of the Registrable Securities that the Holder has requested to be registered.

1.4 Form S-3 Registration. If and when the Company is eligible to effect a registration statement on Form S-3 and the Company shall have received from the Holder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Holder, the Company will, as soon as practicable, effect such registration and all such qualifications and compliances as may be so required or so requested and as would permit or facilitate the sale and distribution of all or such lesser portion of the Holder’s Registrable Securities as are specified in such request, it being understood that all Registrable Securities shall be included in such registration unless otherwise specified in writing by the Holder; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holder; (ii) if the Holder, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after the date specified in clause (i) of this Section 1.4 or if any, receipt of the request of the Holder under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twenty-four (24) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such sixty (60) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(a) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of the Holder. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Underwritten Offering. If the registration referred to in Section 1.2, Section 1.3 or Section 1.4 is proposed to be underwritten, the Company will so notify the Holder in writing and all other persons having similar rights. Each such stockholder will (together with the Holder and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that the DOE and any permitted transferee pursuant to Section 11(c)(i) of the Warrant (as opposed to other stockholders) shall not be required to indemnify any person in connection with any registration or to make any representations and warranties. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the DOE (if the DOE is participating in the underwriting). Notwithstanding the foregoing, that if the Holder does not enter into such underwriting agreement and the Holder’s shares are unable to be included in such offering, such exclusion shall not be deemed to be a breach of the Company’s obligations under Section 1.2, Section 1.3 or Section 1.4.

1.6 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to three hundred sixty five (365) days.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter or underwriters of such offering. If participating in such underwriting (whether pursuant to Section 1.1, Section 1.2 or Section 1.3), the Holder shall also enter into and perform its obligations under such an agreement; provided, however, the DOE and any permitted transferee pursuant to Section 11(c)(i) of the Warrant (as opposed to other stockholders) shall not be required to indemnify any person or make any representations and warranties.

(f) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, the Holder may reasonably request the Company to prepare a supplement or post effective amendment to such registration statement and prospectus in order to correct such misstatement or omission.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, including preparing necessary listing applications and providing any information reasonably requested by such securities exchange in connection therewith.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of the Holder, on the date that the registration statement with respect to such securities becomes effective and on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion (dated the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective), of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (ii) a letter, dated as of each of such applicable dates, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

(j) Permit the Holder (along with the Holder’s underwriters, attorneys and accountants) to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holder and its counsel and counsel for the Company should be included.

(k) Cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering of any Registrable Securities.

(l) Promptly make available for inspection by the Holder, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

1.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

1.8 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Holder selected by it with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holder; provided further, however, that if at the time of such withdrawal, the Holder has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holder at the time of its request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holder shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 1.2.

(b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for the Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holder selected by it with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the Holder selected by it with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, shall be borne by the Company.

1.9 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holder’s securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided, that in no event shall the DOE or any permitted transferee pursuant to Section 11(c)(i) of the Warrant be required to indemnify any person or make any representations and warranties. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned in the same manner as provided in Section 1.2(b) or in such other proportions as shall mutually be agreed to by all such selling stockholders) but in no event shall (i) the amount of securities of the Holder included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering (or such lesser percentage so long as all Registrable Securities held by the Holder requested to be included in the offering are so included), unless such offering is the initial public offering of the Company’s securities, in which case, the Holder may be excluded only if the underwriters make the determination described above and no other stockholder’s securities are excluded or (ii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of this Section 1.9, “Founder” shall be abscribed the meaning set forth in Section 1.1(h) of the Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, by and among the Company, and certain stockholders of the Company, as may be further amended from time to time (the “Investors’ Rights Agreement”).

1.10 Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.11 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each officer, director, partner or member of any of the foregoing against any expenses, judgments, losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, judgments, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by it in connection with investigating or defending any such expenses, judgments, loss, claim, damage, liability, or action; provided, however, that, so long as the Company is defending in good faith against any such loss, claim, damage, liability or action, the indemnity agreement contained in this subsection 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the Holder, underwriter or controlling person for any such expense, judgment, loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.

(b) To the extent permitted by law, the Holder (except the DOE and any permitted transferee pursuant to Section 11(c)(i) of the Warrant) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person, against any expenses, judgments, losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, judgments, losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and the Holder (except the DOE and any permitted transferee pursuant to Section 11(c)(i) of the Warrant) will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such expense, judgment, loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such expense, judgment, loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall, to the extent of any such prejudice, relieve such indemnifying party of any liability to the indemnified party under this Section 1.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.11.

(d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Holder (except the DOE and any permitted transferee pursuant to Section 11(c)(i) of the Warrant), when combined with any amounts paid by such Holder pursuant to subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and such underwriters.

(f) The obligations of the Company and the Holder under this Section 1.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.12 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holder to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned, in whole or in part (but only with all related obligations), by the Holder to (i) a transferee or assignee of at least 250,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification, combinations, dilutive issuances, deemed issuances or the like), (ii) a transferee or assignee of all of such Registrable Securities held the Holder, if less than 250,000 shares (subject to adjustment for stock splits, stock dividends, reclassification, combinations, dilutive issuances, deemed issuances or the like); provided the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and, after such time as the Company has amended the Investors’ Rights Agreement to provide that such transferee or assignee shall be treated as a “holder” for all purposes under the Investors’ Rights Agreement, such transferee or assignee agrees (x) to be bound by the Investors’ Rights Agreement and the Right of First Refusal Agreement (if then in effect), in each case dated as of August 31, 2009, by and among the Company and certain stockholders of the Company and (y) that its rights to cause the Company to register Registrable Securities will be governed by Section 1 of the Investors’ Rights Agreement in lieu of its rights hereunder; provided, further that so long as the Company has not amended the Investors’ Rights Agreement to include such transferee or assignee thereunder, such assignment shall be automatically effective and such transferee or assignee shall maintain its rights as a “Holder” for all purposes hereunder. The Company shall use its commercially reasonable efforts to cause the Investors’ Rights Agreement to be amended in order to allow any such transferee or assignee to be treated as a “holder” for all purposes thereunder. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including immediate family members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) or Affiliates (as defined in the Arrangement Agreement) of such members or retired members shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holder which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

1.15 “Market Stand-Off” Agreement.

(a) Market-Standoff Period; Agreement. If the initial public offering of the Company’s securities occurs on or after the initial vesting date of the Warrant, then in connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred eighty (180) days (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering in substantially the form attached hereto as Annex A, with such changes as the Holder and the underwriters may agree to. The foregoing provisions of this Section 1.15(a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holder if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the public offering of the Company’s securities are intended third-party beneficiaries of this Section 1.15(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(b) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Holder; provided, that this provision shall only be enforceable against the Holder to the extent it is enforced by the Company with respect to the securities of every other stockholder subject to similar restrictions contained in the Investors’ Rights Agreement.

1.16 Termination of Registration Rights. The Holder shall not be entitled to exercise any right provided for in this Section 1 (other than Section 1.11) after the later of (a) the date that is five (5) years following such time as Rule 144 (but not Rule 144A) or another similar exemption under the Securities Act is first available for the sale of all of the Holder’s Registrable Securities during a three (3) month period without registration, and (b) the date that is two (2) years following such time as the shares subject to purchase under the Warrant have fully vested in accordance with the terms thereof, except, in the cases of both clauses (a) and (b), if the Holder holds at least two percent (2%) of the outstanding voting stock of the Company.

2. Miscellaneous.

2.1 Amendments and Waivers. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the Company and the DOE. To the fullest extent permitted by applicable Requirements of Law (as defined in the Arrangement Agreement), no act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

2.2 Delay and Waiver. No delay or omission in exercising any right, power, privilege or remedy under this Agreement shall impair any such right, power, privilege or remedy of the parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring.

2.3 Notices. Except to the extent otherwise expressly provided herein or as required by applicable Requirements of Law, all notices, reports, requests and demands to or upon the respective parties hereto shall not be effective unless given or made in writing (including by facsimile or electronic transmission in Electronic Format (as defined in the Arrangement Agreement)) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three (3) Business Days (as defined in the Arrangement Agreement) after being deposited in the mail, postage prepaid, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to the receiving party, one (1) Business Day after being deposited with such service, (iv) if delivered by facsimile transmission, when receipt thereof has been confirmed by telephone or facsimile by the receiving party, and (v) if transmitted electronically, upon receipt of electronic, telephone or facsimile confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the number or address set forth with respect to such party below:

If to DOE:

Director

Advanced Technology Vehicles Manufacturing Loan Program

CF-1.4

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-8146

Facsimile: (202) 586-7809

Email: teslaatvmtransaction@hq.doe.gov

with a copy to (which copy shall not constitute notice):

Office of the General Counsel

GC-1

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-5281

Facsimile: (202) 586-1499

Email: teslaatvmtransaction@hq.doe.gov

If to the Borrower:

Tesla Motors, Inc.

1050 Bing Street

San Carlos, California 94070

Attention: Chief Financial Officer

Telephone: (650) 701-2690

Facsimile: (650) 701-2612

Email: deepak@teslamotors.com

with a copy to (which copy shall not constitute notice):

c/o Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: General Counsel

Telephone No.: (650) 701-2835

Facsimile No.: (650) 701-2620

Email Address: jsobel@teslamotors.com

2.4 Severability; Consents. The holding by any court of competent jurisdiction that any remedy pursued by Holder hereunder is unavailable or unenforceable shall not affect in any way the ability of Holder to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof. In the event that the Holder’s consent is required under this Agreement, the determination whether to grant or withhold such consent shall be made by the Holder in its sole discretion without any implied duty towards any other person, except as otherwise expressly provided therein.

2.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

2.6 Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

(b) THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

2.7 Submission to Jurisdiction, Etc.

(a) Any legal action or proceeding against the Company with respect to or arising out of this Agreement may, to the fullest extent permitted by applicable law, be brought in or removed to the U.S. District Court for the District of Columbia or any other federal court of competent jurisdiction in any other jurisdiction where the Company or any of its property may be found. By execution and delivery of this Agreement, the Company accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Agreement. The Company hereby waives, to the fullest extent permitted by applicable law, any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens or improper venue. The Company agrees that a judgment obtained in any such action may be enforced in any other federal court of competent jurisdiction, by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment and of the fact and of the amount of its obligation.

(b) The Company hereby agrees that process may be served on it by certified mail, return receipt requested, to its address as specified in Section 2.3 and that such mailing is sufficient to confer personal jurisdiction over the Borrower in any proceeding in any court referred to in Section 2.7(a) and otherwise constitutes effective and binding service in every respect. Nothing in this Section 2.7 shall affect the right of Holder to serve process in any other manner permitted by law.

2.8 Entire Agreement. This Agreement, the Arrangement Agreement and the other Loan Documents (as defined in the Arrangement Agreement) constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof and thereof.

2.9 Headings. Paragraph headings have been inserted into this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

2.10 Counterparts. This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

[Signature Page Follows]

The parties have executed this Registration Rights Agreement as of the date first above written.

TESLA MOTORS, INC.

By:	/s/ Elon Musk
	Name:	Elon Musk
	Title:	Chief Executive Officer

UNITED STATES DEPARTMENT OF ENERGY

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

The parties have executed this Registration Rights Agreement as of the date first above written.

TESLA MOTORS, INC.

By:
	Name:	Elon Musk
	Title:	Chief Executive Officer

UNITED STATES DEPARTMENT OF ENERGY

By:	/s/ Lachlan W. Seward
	Name:	Lachlan W. Seward
	Title:	Director, ATVM Loan Program

[Signature Page to Registration Rights Agreement]

Annex A

Tesla Motors, Inc.

Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Tesla Motors, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company named in Schedule II thereto, providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.”

Notwithstanding the foregoing, the undersigned may (a) transfer the Undersigned’s Shares (i) acquired in open market transactions after the Public Offering Date, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership limited liability company, trust or other business entity that is a direct or indirect affiliate of the undersigned or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members, or other equity holders, provided that in the case of any transfer contemplated in (A) or (B) above, it shall be a condition to the transfer that each transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, (v) by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (vi) in connection with the “cashless” exercise of options to purchase shares of Common Stock for purposes of exercising such options pursuant to employee benefit plans disclosed in the final prospectus used to sell the Shares, (vii) to the Company in connection with the payment of taxes due, (viii) to the Company in connection with the repurchase of shares of Common Stock issued pursuant to employee benefit plans disclosed in the final prospectus used to sell the Shares or pursuant to the agreements pursuant to which such shares were issued, or (ix) with the prior written consent of each of the Representatives on behalf of the Underwriters, or (b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and provided further that the establishment of such plan will not result in any public filing or other public announcement of such plan by the undersigned or the Company during the Lock-Up Period. In addition, with respect to clauses (a)(i) through (vii) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to above. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. This Lock-Up Agreement shall not apply to shares of Common Stock sold by the undersigned to the Underwriters in the public offering.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title